AMENDMENT NO. 1

TO THE

SIGNALIFE, INC. 2006 OMNIBUS EQUITY COMPENSATION PLAN

THE UNDERSIGNED hereby certifies that he is the duly appointed and acting Secretary of Signalife, Inc., and that the foregoing Amendment No. 1 to the Signalife, Inc. 2008 Supplemental Omnibus Equity Compensation Plan was formally adopted and instituted by the Board of Directors of the Company on, and effective as of, September 26, 2008.

1.

Section 3.03 of the 2006 Omnibus Equity Compensation Plan is hereby revised in its entirety as follows:

Section 3.03

Evergreen Provisions

Additional common shares will be automatically added to the Stock Pool without further action of the Company or the Administrator as necessary in order to continuously maintain the size of the Stock Pool (as adjusted pursuant to section 3.02) at all times to a number of Common Shares equal to fifteen percent (15%) of the number of Common Shares outstanding.  For purposes of the foregoing, when determining the number of Common Shares to be automatically added to the Stock Pool, the Company shall (i) continue to include in the Stock Pool unissued Common Shares reserved for issuance under existing awards, as well as Common Shares issued under the Plan that remain subject to forfeiture conditions and ultimate return to the Stock Pool, and (ii) exclude from the Stock Pool Common Shares issued outright under the Plan without forfeiture conditions or whose forfeiture conditions have been satisfied or lapsed.

2.

Section 6.01 of the 2006 Omnibus Equity Compensation Plan is hereby revised in its entirety as follows:

Section 6.01.  General.

(1)

Subject to section 6.02, the Company may, in its sole discretion and without any obligation to do Subject to section 6.02, the Company may, in its sole discretion and without any obligation to do so, register on SEC form S-8 or any other form of SEC registration statement Common Shares in the Stock Pool issuable or reserved for issuance pursuant to Awards and/or Common Shares in the Stock Pool available for issuance pursuant to prospective Awards but not yet reserved.  Once registered, these Common Shares may be immediately issued pursuant to such SEC form S-8 or any other form of SEC registration statement subject to the terms of this Plan and the terms of such registration statement and applicable securities laws.

(2)

The Company shall be under no obligation to actually issue registered Common Shares to any Participant merely because it has elected to register the Common Shares in the Stock Pool, in the event it deems it not prudent to do so in its sole discretion, and elects to rely upon otherwise available exemptions from registration.  The registration of Awards granted to Participants or the grant of registration rights to Participants under this Plan need not be uniform amongst Participants, and may be made by the Plan Administrator selectively among Participants who receive, or are eligible to receive, Awards under this Plan, whether or not such Participants are similarly situated.  In the event of the registration of the Common Shares contained in the Stock Pool under form S-8 or any other form of SEC registration statement, the Company need not issue registered shares.

(3)

In order to facilitate the operation of the evergreen provisions contained in section 3.03, the Company may also register on SEC form S-8 or any other form of SEC registration statement an additional number of Common Shares (the “Evergreen Shares”) as may be determined by the Administrator.  The aforesaid registered shares will be considered to be part of a supplementary stock pool (the “Evergreen Pool”), which shares will be automatically transferred to the Stock Pool from time-to-time pursuant to the evergreen provisions contained in section 3.03.  The Evergreen Shares held in the Evergreen Pool will not, under any circumstances, be deemed to be included in the Stock Pool unless and until so transferred to the Stock Pool from the Evergreen Pool, and may not be issued or reserved for issuance under this Plan, or issued or sold under the SEC form S-8 or any other form of SEC registration statement, unless and until they are automatically transferred to the Stock Pool from the Evergreen Pool. Once automatically added to the Stock Pool pursuant to section 3.03, the Evergreen Shares shall no longer be labeled as Evergreen Shares.

3.

New Article Eighteen is hereby added to the 2006 Omnibus Equity Compensation Plan as follows:

ARTICLE EIGHTEEN
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COMPLIANCE WITH CERTAIN STATE SECURITIES LAWS

Section 18.01.  Compliance With California Securities Laws.

Anything in this Plan to the contrary notwithstanding, except to the extent that the federal securities laws supercede the securities laws of the State of California, the grant of any Award to a resident of California shall, to the extent applicable, comply with California Code of Regulations Rules 260.142.41 (compensatory option plans) and 260.140.42 (relating to compensatory purchase or bonus plans excluding option plans).